UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 29, 2015

DELTA APPAREL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina		29601
(Address of principal executive offices)		(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(d)    Election of Directors

On June 29, 2015, James Bradley Campbell was appointed to the Board of Directors (the "Board") of Delta Apparel, Inc. (the "Company"), effective immediately.

Mr. Campbell brings to the Board over 35 years of financial and business experience. He served as the Managing Partner for the South Carolina Upstate practice of Cherry Bekaert LLP, CPAs & Advisors, from 2003 until his retirement in 2013. Mr. Campbell spent the first 28 years of his career with Deloitte, LLP, one of the world’s largest accounting firms, and served as the Managing Partner of its South Carolina practice for six years. During his career, he advised a wide variety of publicly-traded companies and large privately-held companies, including companies in the apparel, textile and consumer products industries. Mr. Campbell holds a Master of Accountancy (MAcc) degree from the University of South Carolina and currently provides business consulting services. In addition, Mr. Campbell serves on the Advisory Committee to the Board of Directors of Tietex International Ltd., the world’s largest producer of stitch-bonded, non-woven fabrics, as Chairman of the Greenville County Museum Commission, and on the Charity Ball Board of Greenville.

Mr. Campbell will serve as a member of the Board's Audit Committee. There are no family relationships between Mr. Campbell and any director or other executive officer of the Company nor are there any transactions between Mr. Campbell or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Mr. Campbell and any other persons or entities pursuant to which Mr. Campbell was appointed as a director of the Company.

Upon his appointment to the Board, Mr. Campbell became entitled to a pro-rated portion of the Company's non-employee director compensation. As such, Mr. Campbell is entitled to receive a prorated portion of the annual director retainer of $25,000. Mr. Campbell will also be entitled to receive a prorated portion of the annual Audit Committee member retainer of $3,000, reimbursement of his reasonable travel expenses incurred in connection with his attendance at Board and committee meetings, and up to $5,000 every two years for director education programs.

In addition, non-employee directors of the Company are entitled to receive an annual equity grant of 2,000 restricted stock units under the Delta Apparel, Inc. 2010 Stock Plan. Mr. Campbell will receive a restricted stock unit award for a prorated number of restricted stock units for his service on the Board during the Company's 2015 fiscal year.

Item 9.01.       Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	June 30, 2015	/s/ Justin M. Grow
Justin M. Grow
General Counsel & Secretary